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                                                                   EXHIBIT 11.1
                            SEAGATE TECHNOLOGY, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                      (In thousands except per share data)

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                                                         Three Months Ended                    Nine Months Ended
                                                         ------------------                    -----------------
                                                       March 29,       March 31,           March 29,      March 31,
                                                         1996            1995                1996           1995
                                                         ----            ----                ----           ----
PRIMARY
Weighted average number of common
  shares outstanding during the period                  100,412          94,198              97,833         95,277

Incremental common shares attributable
  to exercise of outstanding options
  (assuming proceeds would be used to
  purchase treasury stock)                                     -          2,238               3,497          2,181
                                                       ---------        -------             -------        -------
Total shares                                             100,412         96,436             101,330         97,458
                                                       ---------        -------             -------        -------
                                                       ---------        -------             -------        -------
Net income (loss):
  Amount before extraordinary gain                     $(157,478)      $ 83,083            $112,246       $199,801
  Amount                                                (157,478)        83,083             112,246        205,972
  Per share before extraordinary gain                  $   (1.57)      $   0.86            $   1.11          $2.05
  Per share                                                (1.57)          0.86                1.11           2.11

FULLY DILUTED
Weighted average number of common
  shares outstanding during the period                   100,412         94,198              97,833         95,277

Incremental common shares attributable
  to exercise of outstanding options
  (assuming proceeds would be used to
  purchase treasury stock) and conversion
  of 6-3/4%, 6-1/2% and 5% convertible
  subordinated debentures                                      -         28,204              13,928         24,886
                                                       ---------        -------             -------        -------
Total shares                                             100,412        122,402             111,761        120,163
                                                       ---------        -------             -------        -------
                                                       ---------        -------             -------        -------
Net income (loss):
  Amount                                               $(157,478)      $ 83,083            $112,246       $205,972
  Add 6-3/4% convertible subordinated
    debentures interest, net of income tax
    effect                                                     -          2,810                   -          8,429
  Add 5% convertible subordinated
    debentures interest, net of income
    tax effect                                                 -          2,112               6,171          6,336
  Add 6-1/2% convertible subordinated
    debentures interest, net of income tax
    effect                                                     -          2,967                    -         4,170
  Add 6-3/4% convertible subordinated
    debentures interest, net of income tax
    effect                                                     -          2,085                    -         5,934
                                                       ---------        -------             -------        -------
Total                                                  $(157,478)      $ 93,057            $118,417       $230,841
                                                       ---------        -------             -------        -------
                                                       ---------        -------             -------        -------
  Per share before extraordinary gain                  $   (1.57)      $   0.76            $   1.06          $1.87
  Per share                                                (1.57)          0.76                1.06           1.92
                                                       ---------        -------             -------        -------
                                                       ---------        -------             -------        -------
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